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                                                                     EXHIBIT 5.0

Opinion of Frederic Dorwart, Lawyers

August 22, 2002

BOK Financial Corporation
Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa, Oklahoma 74172

RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the shares of your common stock to be offered pursuant to the merger agreement dated May 15, 2002 among BOK Financial Corporation, Bank of Tanglewood, N.A. and TW Interim National Bank. As your counsel in connection with these transactions, we have examined the proceedings taken and proposed to be taken in connection with the issue in sale of the shares.

It is our opinion that the shares, when issued as described in the Registration Statement, will be legally and validly issued, fully paid, and non-assessable.

We hereby consent to this opinion being included in the S-4 Registration Statement of BOK Financial regarding such shares.


                                               FREDERIC DORWART, LAWYERS


                                                  /s/ Frederic Dorwart
                                              ----------------------------------
                                              For the Firm